CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is effective February 25, 2014, and is entered into by and between NORTHERN LIGHTS COMPLIANCE SERVICES, LLC, a Nebraska limited liability company located at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 (“NLCS”), and NORTHERN LIGHTS FUND TRUST, a registered investment company organized as a Delaware business trust, located at 17605 Wright Street, Omaha, NE 68130 (the "Trust"), on behalf of each portfolio series listed on the attached Appendix A, as may be amended from time to time (each a “Fund” and collectively “Funds”).

I. SCOPE OF SERVICES

NLCS will provide compliance services to the Trust as set forth herein and assist the Trust in complying with the Federal Securities Laws (defined by Rule 38a-1) and meeting its responsibilities as outlined by Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Phase I - Risk Management and Policies and Procedures Review

As part of the risk management and policies and procedures review, NLCS will perform the services listed below.

a.	Evaluation of Internal Control Structure

1.	Conduct interviews with certain employees throughout the business lines of the Trust that are responsible for the day-to-day operations of the Trust in relation to compliance with the Federal Securities Laws by the Trust and each investment adviser, principal underwriter, administrator, and transfer agent of the Trust (collectively the “Service Providers”).

2.	Assess from the interviews the operational risks and compliance with stated policies and procedures of the Trust and its Service Providers.

3.	Review internal audit and other reports maintained by the Trust and, to the extent practicable, its Service Providers, related to compliance with the Federal Securities Laws.

4.	Review any written policies and procedures provided pursuant to Item b below to assess the appropriateness of such documents with respect to compliance with the Federal Securities Laws by the Trust and its Service Providers.

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b.	Policies and Procedures

Conduct a detailed review and assessment of the Trust's policies and procedures pertaining to compliance with the Federal Securities Laws. This review will cover among other things, policies and procedures relating to:

•	Pricing of portfolio securities and Fund shares, with a focus on the following items within the pricing policies and procedures:

a)	Monitoring for circumstances that may necessitate the use of fair value prices;
b)	Establishing criteria for determining when market quotations are no longer reliable for a particular portfolio security;
c)	Providing a methodology or methodologies by which the Funds determine the current fair value of the portfolio securities; and
d)	Reviewing the appropriateness and accuracy of the methodology used in valuing securities, including making any necessary adjustments.

•	Processing of Fund shares, with a focus on the following items:

a)	Segregation of investor orders received before the Funds price their shares from those that were received after the Funds price their shares; and
b)	Methodology used by the Funds to protect themselves and their shareholders against late trading.

•	Identification of affiliated persons to ensure that any transactions with affiliated persons are executed in compliance with the 1940 Act.

•	Protection of nonpublic information, including:

a)	Prohibitions against trading portfolio securities on the basis of information acquired by analysts or portfolio managers employed by the Trust or its Service Providers;
b)	Disclosure to third parties of material information about the Funds' portfolios, trading strategies, or pending transactions; and
c)	Purchase or sale of Fund shares by the Trust or its Service Providers’ personnel based on material, nonpublic information about the Funds' portfolios.

•	Compliance with fund governance requirements, including the procedures to guard against:

a)	Improperly constituted board;
b)	Failure of the board to properly consider matters entrusted to it; and
c)	Failure of the board to request and consider information required by the 1940 Act from the Trust and its Service Providers.

•	The excessive short-term trading of mutual fund shares that may be harmful to the Funds, including a focus on the following areas:

a)	Consistency of policies and procedures with the Funds' disclosed policies regarding market timing;
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b)	Monitoring of shareholder trades or flows of money in and out of the Funds in order to detect market timing activity;
c)	Enforcement of the Funds' policies regarding market timing;
d)	Prevention of short-term trading waivers that would harm the Funds or their shareholders or subordinate the interests of the Funds or their shareholders to those of the Trust or any other affiliated person or associated person of the Trust; and
e)	Reporting to the Funds' boards regarding all waivers granted, so that the boards can determine whether the waivers were proper.

•	Document retention and business continuity.

In addition, NLCS shall conduct a review of the policies and procedures of the Trust’s Service Providers, as they relate to the Trust’s compliance with the Federal Securities Laws.

Investment Adviser Review

The review of the policies and procedures of each Fund’s investment adviser shall cover, among other things, to the extent applicable to the Trust:

a)	Portfolio management processes, including allocation of investment opportunities among clients and consistency of portfolios with clients' investment objectives, disclosures by the Trust, and applicable regulatory restrictions;
b)	Trading practices, including procedures by which the Trust satisfies its best execution obligation, uses client brokerage to obtain research and other services ("soft dollar arrangements"), and allocates aggregated trades among clients;
c)	Proprietary trading of the Trust and personal trading activities of supervised persons;
d)	The accuracy of disclosures made to investors, clients, and regulators, including account statements and advertisements;
e)	Safeguarding of client assets from conversion or inappropriate use by advisory personnel;
f)	The accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction;
g)	Marketing of advisory services, including the use of solicitors;
h)	Processes to value client holdings and assess fees based on those valuations;
i)	Safeguards for the privacy protection of client records and information; and
j)	Business continuity plans.

It is understood that the Chief Compliance Officer of each Fund’s investment adviser is primarily responsible for compliance by such organization with Rule 206(4)-7 under The Investment Advisers Act of 1940, as amended, and for overseeing, with respect to the portfolios they advise, each of the foregoing items.

Underwriter Review

The review of the policies and procedures of each Fund’s underwriter shall cover, among other things, to the extent applicable to the Trust:

a)	The accuracy of disclosures made to investors, clients, and regulators, including
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account statements and advertisements;

b)	The accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction;
c)	Proprietary trading of the Trust and personal trading activities of supervised persons;
d)	The Fund’s selling agreement process;
e)	Payments of 12b-1 fees to selling brokers;
f)	Anti-money laundering policies and procedures;
g)	Advertising review process, submission of materials to FINRA and the maintenance of advertising review records; and
h)	Business continuity plans.

Fund Administrator, Fund Accounting and Fund Transfer Agent Review

The review of the policies and procedures of each Fund’s administrator, fund accountant and transfer agent shall cover, among other things, to the extent applicable to the Trust:

a)	The accuracy of disclosures made to investors, clients, and regulators, including account statements and advertisements;
b)	Maintenance of Fund records including board materials and correspondence with regulators;
c)	Proprietary trading of the Trust and personal trading activities of supervised persons;
d)	Processes to ensure timely filing of Fund reports;
e)	Auditors comments noted in SSAE 16 reports;
f)	Anti-money laundering policies and procedures; and
g)	Business continuity plans.

As part of its review, NLCS may rely on summaries, reviews or statements prepared by the chief compliance officers of a Service Provider or a third party.

Each Service Provider is responsible for proper developments and implementation of its policies and procedures. Although NLCS performs a review of each Service Provider’s policies, procedures and standard business practices, NLCS is not responsible and cannot ensure that all necessary policies are adopted and implemented by such Service Provider.

Phase II - Amending and Drafting of Policies and Procedures

Based on the analysis performed under Phase I of the engagement, NLCS will conduct any additional research that is necessary in order to ensure that the current practices of the Trust are in compliance with the Federal Securities Laws and relevant rules promulgated thereunder. Additionally, NLCS will recommend amendments and draft policies and procedures for the areas identified in Phase I, including amending the policies and procedures as they pertain to:

a.	Consistency with regulatory expectations of risk based policies and procedures;
b.	Maintaining compliance with SEC regulations, under Rule 38a-1 under the 1940 Act; and
c.	Consistency within the structure, organization, and format of the policies and procedures.

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Any amendments to the policies and procedures drafted by NLCS will be based on industry best practices and regulatory pronouncements. Upon completion of Phase II, the Trust will have customized policies and procedures that are designed to assist the Trust in complying with Rule 38a-1 under the 1940 Act. These procedures will be compiled in a manual that also will describe the overall implementation of the Trust’s Compliance Program (the “Compliance Program Manual”). This Compliance Program Manual will serve as the Trust’s primary policy and procedures manual and will include summaries of the compliance policies and procedures of each of the Fund’s Service Providers.

Phase III – Ongoing Monitoring and Board Reporting

Once the Trust’s Compliance Program Manual is complete, the Trust’s Chief Compliance Officer will present it to the Board of Trustees of the Trust (the “Board”) for Approval.

Thereafter, the Trust’s Chief Compliance Officer will create any appropriate records and monitor the Trust’s Compliance Program for effectiveness, including ongoing dialogue with key compliance personnel at the Trust’s Service Providers.

The Trust’s Chief Compliance Officer will conduct an annual review to assess compliance with the Trust’s Compliance Program and its overall effectiveness, and will prepare a written report to the Trust’s Board annually, within sixty (60) calendar days of the completion of the annual review, that addresses the operation of the policies and procedures of the Fund and its Service Providers, any material changes made to those policies and procedures since the date of the last report, and any material changes to the policies and procedures recommended as a result of the annual review, and each “Material Compliance Matter” as defined in Rule 38a-1 of the 1940 Act.

II. STAFFING AND TIMING

Under the terms of this Agreement, NLCS will provide the services of Lynn Bowley, who shall be appointed by the Board as the Chief Compliance Officer for the Trust and each Fund of the Trust. In addition, NLCS will provide support staff to Mr. Bowley to assist him in all aspects of his duties under this Agreement. Mr. Bowley will lead the engagement and will have overall supervisory responsibility for the ongoing obligations hereunder. A brief biography for Mr. Bowley is included in Appendix C to this Agreement.

The timeline for this engagement, although subject to change, will be as follows:

ON-SITE

The on-site portion will consist primarily of reviewing the policies and procedures identified in Phase I above as well as interviews of the relevant personnel throughout the different business lines of the Trust.

Visits to Service Providers of the Trust will include:

1)	On-site visit to each Fund’s administrator, fund accountant and transfer agent.
2)	On-site visit to each Fund’s principal underwriter.
3)	On-site visit to each Fund’s investment adviser.
4)	Visits to each of the foregoing Service Providers will include consultation with the Chief Compliance Officer of the respective Service Provider.
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OFF-SITE

The off-site portion of this engagement will consist of NLCS devoting significant time reviewing notes from its visits with the Service Providers, continuing follow-up and communication with necessary Service Provider personnel, Trust officers, legal advisors, etc. and preparing any amendments and drafting new policies and procedures as may be required under Phase II.

III. PAYMENT

In consideration of the timely and satisfactory performance of the services indicated above, NLCS shall be compensated as indicated in the attached Appendix B. The payment of all fees and the reimbursement of all Out of Pocket Expenses shall be due and payable within thirty (30) days of receipt of an invoice from NLCS (the “Due Date”). Interest may accrue, at the maximum amount permitted by law, on any invoice balance that remains unpaid after its Due Date.

IV. INDEPENDENT CONTRACTOR

NLCS shall act as an independent contractor and not as an agent of the Trust and NLCS shall make no representation as an agent of the Trust, except that the Chief Compliance Officer shall act as an appointed officer of the Trust and shall be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the Trust.

NLCS does not offer legal or accounting services and does not purport to replace the services provided by legal counsel or that of a certified public accountant. If contracts are provided, they will be forms only and the provision of such contracts does not constitute and should not be deemed to be legal advice. The representatives of NLCS are experts, and as such will make every reasonable effort to provide the services described in this Agreement. However, there is no guarantee that work performed by NLCS will be favorably received by any regulatory agency.

Though NLCS's work may involve analysis of accounting and financial records, at no time will work performed by NLCS be deemed to be an audit of the Trust in accordance with generally accepted auditing standards or otherwise, nor will any work performed by NLCS consist of a review of the internal controls of the Trust.

V. PROPRIETARY INFORMATION

NLCS recognizes that the Trust may be subject to the provisions of the U.S. Securities and Exchange Commission's Regulation S-P, or other privacy rules promulgated under the Gramm -Leach-Bliley Act (the "GLBA"). In carrying out its consulting duties, NLCS will acquire information of a confidential nature relating to the Trust's business activities and its clients. NLCS hereby agrees to maintain the confidentiality of the Trust’s information in accordance with GLBA and shall not use, publish, or otherwise disclose any information pertaining to the Trust, a Fund or its Service Providers unless required by law or in response to regulatory inquiries.

VI. STANDARD OF CARE, INDEMNIFICATION AND RELIANCE

a.	Indemnification of NLCS . The Trust shall on behalf of each Fund, indemnify and hold NLCS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities arising out of or attributable to: (i) the Trust’s refusal or failure to comply with the terms of this Agreement, (ii) the Trust’s lack of good faith, gross negligence or willful misconduct with respect to the Trust’s
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performance under or in connection with this Agreement, or (iii) all reasonable actions taken by NLCS hereunder in good faith without . NLCS shall not be liable for, and shall be entitled to rely upon, and may act upon information, records and reports generated by the Trust, advice of the Trust, or of counsel for the Trust and upon statements of the Trust's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of NLCS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties. The Trust shall hold NLCS harmless in regard to any liability incurred by reason of the inaccuracy of such information provided by the Trust or its other Service Providers or for any action reasonably taken or omitted in good faith reliance on such information.

b.	Indemnification of the Trust. NLCS shall indemnify and hold the Trust and each Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities arising out of or attributable to NLCS’s refusal or failure to comply with the terms of this Agreement, or which arise out of NLCS’s lack of good faith, gross negligence or willful misconduct with respect to NLCS’ performance under or in connection with this Agreement.

c.	Reliance. Except to the extent that NLCS may be liable pursuant to this Section VI, NLCS shall not be liable for any action taken or failure to act in good faith in reliance upon:

ii.	any written instruction or certified copy of any resolution of the Board, and NLCS may rely upon the genuineness of any such document, copy or facsimile thereof reasonably believed in good faith by NLCS to have been validly executed;
iii.	any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by NLCS to be genuine and to have been signed or presented by the Trust or other proper party or parties; or
iv.	reasonable actions taken by NLCS based on information provided by other Service Providers to the Trust.

NLCS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack of authority of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which NLCS reasonably believes in good faith to be genuine.

e.	of Shareholder and Board Liability . The Trustees of the Trust and the shareholders of the Funds shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and NLCS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund to which
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NLCS’s rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of such Fund. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board and signed by the officers of the Trust, acting as such, and neither such authorization by the Board and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust is on file with the Secretary of State of Delaware.

f.	In the event that NLCS is requested, pursuant to subpoena or other legal process, to provide testimony or produce its documents relating to its engagement under this Agreement, in judicial or administrative proceedings to which NLCS is not a party, NLCS shall promptly notify the Trust and shall be reimbursed by the Trust at the then current standard billing rates for NLCS's professional time and expenses, including reasonable attorneys’ fees incurred responding to such request.

Notwithstanding the indemnification provisions above, to the extent that the Chief Compliance Officer incurs any liability in connection with the performance of his duties under this Agreement, he shall be covered under the Directors and Officers/Errors and Omissions insurance policy of the Trust, in accordance with the terms therein and the deductibles applicable to such policy shall be covered by the Trust.

VII. CONDITIONS PRECEDENT

The following conditions must be met within a reasonable amount of time following the execution of this Agreement:

a.	The investment adviser for each Fund will officially appoint a Chief Compliance Officer pursuant to Rule 206(4)-7 under the Investment Advisers Act of 1940 ("Advisers Act"), to fulfill all required duties thereunder.

b.	The Trust’s Chief Compliance Officer shall be covered under the Trust’s Directors and Officers/Errors and Omissions Insurance as an officer of the Trust.

c.	NLCS will maintain an Errors and Omissions Insurance policy.

VIII. WARRANTY

NLCS warrants that it is under no obligation to any other entity that in any way is in conflict with this Agreement and that it is free to enter into this Agreement.

IX. EFFECTIVE DATE, TERM AND TERMINATION

a.	Effective Date and Term. This Agreement shall become effective on the date first above written and shall continue for a period of one (1) year (the “Initial Term”). This Agreement shall automatically continue for successive one year periods (a “Renewal Term”) subject to approval of the Board of the Trust, including approval by a majority of the Independent Trustees.
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b.	Termination. This Agreement may be terminated (i) at the end of the Initial Term (or Renewal Term) by either party by providing at least ninety (90) days’ written notice prior to the commencement of a Renewal Term, (ii) in accordance with Section XI as a result of the removal of the Chief Compliance Officer, or (iii) upon written notice of a material breach, provided that a party shall have thirty (30) days to remedy a material breach. In the event of termination, NLCS agrees that it will cooperate in the smooth transition of services and to minimize disruption to the Trust and its shareholders.

c.	Fees Resulting from Termination. Except in the event of a termination (i) by the Trust due to an uncured material breach by NLCS or (ii) pursuant to Section XI(b) or XI(d), the Trust shall pay NLCS all compensation and fees owing through the Initial Term, or any Renewal Term, as applicable, on the date of termination or the date that the provision of services cease, whichever is later. For a termination (i) by the Trust due to an uncured material breach by NLCS or (ii) pursuant to Section XI(b) or XI(d), the Trust shall pay NLCS all compensation and fees owing through the date of termination or the date that the provision of services ceases, whichever is later.

d.	Reimbursement of NLCS’s Expenses. In addition to the fees owing in accordance with subsection (c), if this Agreement is terminated for any reason with respect to a Fund or Funds, NLCS shall be entitled to collect from the Trust the amount of all of NLCS’s reasonable labor charges and cash disbursements for services in connection with NLCS’s activities in effecting such termination, including without limitation, the labor costs and expenses associated with delivery of any compliance records of each such Fund from its computer systems, and the delivery to the Trust and/or its designees of related records, instruments and documents, or any copies thereof.

X. EXCEPTIONS RESULTING FROM BOARD ACTION

a.	Termination. If the Board dismisses the Trust’s Chief Compliance Officer, this Agreement will either end immediately (subject to the provisions of Section X) or, at the discretion of both parties, NLCS may present an alternative Chief Compliance Officer for Board consideration and approval to continue the Chief Compliance Officer duties set forth under this Agreement.

b.	Prevention of Termination. If NLCS wishes to dismiss the Chief Compliance Officer under the terms of NLCS’s arrangement with the Chief Compliance Officer, NLCS will present its plan of action to the Board prior to taking such action. Under such circumstances NLCS may, at its own discretion, offer to present another Chief Compliance Officer candidate to the Board that would work through NLCS. If the Board approves the new Chief Compliance Officer, the contract would continue as amended to reflect the new Chief Compliance Officer. If, the Board chooses to engage its own Chief Compliance Officer as a result of NLCS dismissing the Chief Compliance Officer under this Agreement, the contract with NLCS would end, and the Trust would pay NLCS only for fees and Out of Pocket Expenses accrued up to the point in time when the Board’s new Chief Compliance Officer officially assumes responsibility.

c.	Change in Compensation. If the Board decides to increase the Chief Compliance Officer’s compensation or provide a bonus to the Chief Compliance Officer, then the fees paid to NLCS by the Trust will increase proportionately for any amounts it deems due to the Chief Compliance Officer above the amounts due to NLCS under this Agreement.
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Any attempt by the Board to reduce the salary of the Chief Compliance Officer would be contrary to the terms of this Agreement.

d.	Resignation by Chief Compliance Officer. If the Chief Compliance Officer voluntarily resigns, at the discretion of both parties, NLCS may present an alternative Chief Compliance Officer for Board consideration and approval to continue Chief Compliance Officer duties under this Agreement. If the Board chooses to end its relationship with NLCS as a result of such voluntary resignation by the Chief Compliance Officer, this Agreement would end, and the Trust would pay NLCS only for fees and Out of Pocket Expenses accrued up to the point in time when the Board’s new Chief Compliance Officer officially assumes responsibility. NLCS will make every effort to assist the Board in a smooth transition during this period.

XI. MISCELLANEOUS

a.	Amendments. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

b.	Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

c.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

d.	Counterparts. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

e.	Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

f.	Force Majeure. Neither party shall be liable to the other for failure to perform if the failure results from a cause beyond its control, including, without limitation, fire, electrical, mechanical, or equipment breakdowns, delays by third party vendors and/or communications carriers, civil disturbances or disorders, terrorist acts, strikes, acts of governmental authority or new governmental restrictions, or acts of God.

g.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

h.	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or by overnight, registered or certified mail, postage prepaid, to each party at the address set forth below or at such new address designated by such party by notice given.

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To the Trust:	To NLCS:
Andrew Rogers	Michael J. Wagner
President	President
Northern Lights Fund Trust	Northern Lights Compliance Services, LLC
17605 Wright Street	80 Arkay Drive, Suite 110
Omaha, NE 68130	Hauppauge, NY 11788
(631) 470-2669	(631) 470-2604
AndrewR@geminifund.com	Michael.Wagner@NLCompliance.com

With a copy to:

JoAnn Strasser, Esq.
Thompson Hine LLP
41 S. High Street
Cincinnati, OH 43215
joannestrasser@thompsonhine.com
614-469-3265

i.	Distinction of Funds. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

j.	Representation of Signatories. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

NORTHERN LIGHTS FUND TRUST By: _____________________________ Andrew Rogers President	NORTHERN LIGHTS COMPLIANCE SERVICES, LLC By: __________________________________ Michael J. Wagner President

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APPENDIX A

List of Funds

as of June 30, 2015

Northern Lights Fund Trust:

Fund Name	Adviser	Sub-Adviser	Approval Date
13D Activist Fund	13D Management LLC	N/A	6/17/2010
Adaptive Allocation Fund	Critical Math Advisors, LLC	N/A	12/19/2005
Altegris Equity Long Short Fund	Altegris Advisors, LLC	Harvest Capital Strategies, LLC; OMT Capital Management, LLC; Visium Asset Management, LP; Sterling Ridge Capital Management, LP	3/28/2012
Altegris Fixed Income Long Short Fund	Altegris Advisors, LLC	RockView Management, LLC; Beach Point Capital Management, LP; Chilton Investment Company; MAST Capital Management, LLC	9/26/2012
Altegris Futures Evolution Strategy Fund	Altegris Advisors, LLC	DoubleLine Capital LP	8/18/2011
Altegris Macro Strategy Fund	Altegris Advisors, LLC	J.P. Morgan Investment Management, Inc.; Phase Capital LP	3/23/2011
Altegris Managed Futures Strategy Fund	Altegris Advisors, LLC	J.P. Morgan Investment Management, Inc.	6/17/2010
Altegris Multi-Strategy Alternative Fund	Altegris Advisors, LLC	N/A	2/6/2013
Altegris/AACA Real Estate Long Short Fund	Altegris Advisors, LLC	American Asset Investment Management	9/24/2013
Anchor Alternative Income Fund	Genesis Capital, LLC	Anchor Capital Management, LLC	11/12/2013
Anchor Tactical Municipal Fund	Genesis Capital, LLC	Anchor Capital Management, LLC	11/11/2014
Ascendant Balanced Fund	Ascendant Advisors, LLC	N/A	5/17/2011
Ascendant Deep Value Convertibles Fund	Ascendant Advisors, LLC	N/A	5/17/2011
Ascendant MultiCap Equity Fund	Ascendant Advisors, LLC	N/A	5/17/2011
Ascendant Tactical Yield Fund	Ascendant Advisors, LLC	Asset One, LLC	2/25/2015
Astor Active Income ETF Fund	Astor Investment Management, LLC	N/A	3/23/2011
Astor Long/Short ETF Fund	Astor Investment Management, LLC	N/A	6/26/2009
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Astor Macro Alternative Fund	Lakewood Investment Management, LLC	N/A	2/25/2014
Astor S.T.A.R. ETF Fund	Astor Investment Management, LLC	N/A	3/23/2011
Athena Value Fund	Princeton Fund Advisors, LLC	AthenaInvest Advisors LLC	2/25/2015
Beech Hill Total Return Fund	Beech Hill Advisors, Inc.	N/A	11/3/2010
Biondo Focus Fund	Biondo Investment Advisors, LLC	N/A	12/14/2009
Biondo Growth Fund	Biondo Investment Advisors, LLC	N/A	12/19/2005
BTS Tactical Fixed Income Fund	BTS Asset Management, Inc.	N/A	2/6/2013
Chadwick & D'Amato Fund	Chadwick & D'Amato, LLC	N/A	5/20/2010
Changing Parameters Fund	Changing Parameters, LLC	N/A	6/26/2006
CMG Global Equity Fund	CMG Capital Management Group, Inc.	AlphaSimplex Group, LLC	3/27/2013
CMG Global Macro Strategy Fund	CMG Capital Management Group, Inc.	N/A	5/19/2015
CMG Tactical Futures Strategy Fund	CMG Capital Management Group, Inc.	Scotia Partners, LLC	11/18/2011
CMG Tactical Bond Fund	CMG Capital Management Group, Inc.	N/A	3/27/2013
CWC Small Cap Aggressive Value Fund	CWC Advisors, LLC	N/A	8/12/2010
Deer Park Total Return Credit Fund	Princeton Fund Advisors, LLC	Deer Park Road Management Company, LP	6/30/2015
Eagle MLP Strategy Fund	Eagle Global Advisors, LLC & Princeton Fund Advisors, LLC	N/A	8/18/2011
EAS Crow Point Alternatives Fund	Crow Point Partners, LLC	N/A	3/17/2008
Equinox MutualHedge Futures Strategy Fund	Equinox Fund Management, LLC	N/A	6/26/2009
Fortress Long/Short Credit	Logan Circle Partners, L.P.	N/A	11/3/2010
Ginkgo Multi-Strategy Fund	Winch Advisory Services LLC	N/A	2/23/2011
The Giralda Fund	Giralda Advisors, LLC	N/A	12/11/2013
GMG Defensive Beta Fund	Montebello Partners, LLC	N/A	5/29/2009
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Granite Harbor Alternative Fund	Genesis Capital, LLC	Chilton Capital Management, LLC; Coe Capital Management, LLC; Phineus Partners, LP; SeaBridge Investment Advisors, LLC; Tiburon Capital Management, LLC; V2 Capital, LLC	3/23/2011
Granite Harbor Tactical Fund	Genesis Capital, LLC	Chilton Capital Management, LLC; Coe Capital Management, LLC; Phineus Partners, LP; SeaBridge Investment Advisors, LLC; Tiburon Capital Management, LLC; V2 Capital, LLC	3/23/2011
Grant Park Absolute Return Fund	Dearborn Capital Management, LLC	Middleton Dickinson Capital Management, LLC & Revolution Capital Management, LLC	3/25/2015
Grant Park Fixed Income Fund	Dearborn Capital Management, LLC	Middleton Dickinson Capital Management, LLC & Revolution Capital Management, LLC	3/25/2015
Grant Park Managed Futures Strategy Fund	Dearborn Capital Management, LLC	N/A	12/13/2010
Grant Park Multi Alternative Strategies Fund	Dearborn Capital Management, LLC	EMC Capital Advisors, LLC	9/24/2013
Investment Partners Opportunities Fund	Investment Partners Asset Management, Inc.	N/A	9/24/2009
Iron Horse Fund	Van Hulzen Asset Management, LLC	N/A	3/23/2011
KCM Macro Trends Fund	Kerns Capital Management, Inc.	N/A	3/18/2008
Ladenburg Aggressive Growth Fund	Ladenburg Thalmann Asset Management, Inc.	N/A	5/19/2015
Ladenburg Growth Fund	Ladenburg Thalmann Asset Management, Inc.	N/A	5/19/2015
Ladenburg Growth & Income Fund	Ladenburg Thalmann Asset Management, Inc.	N/A	5/19/2015
Ladenburg Income Fund	Ladenburg Thalmann Asset Management, Inc.	N/A	5/19/2015
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Ladenburg Income & Growth	Ladenburg Thalmann Asset Management, Inc.	N/A	5/19/2015
Leader Global Bond Fund	Leader Capital Corp.	N/A	8/12/2014
Leader Short-Term Bond Fund	Leader Capital Corp.	N/A	6/26/2008
Leader Total Return Fund	Leader Capital Corp.	N/A	3/25/2010
Navigator Duration Neutral Bond Fund	Clark Capital Management Group, Inc.	Main Point Advisors, Inc.	6/19/2013
Navigator Equity Hedged Fund	Clark Capital Management Group, Inc.	N/A	9/22/2010
Navigator Sentry Managed Volatility Fund	Clark Capital Management Group, Inc.	N/A	11/12/2013
Navigator Tactical Fixed Income Fund	Clark Capital Management Group, Inc.	N/A	2/25/2014
Pacific Financial Alternative Strategies Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Balanced Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Core Equity Fund	The Pacific Financial Group, Inc.	N/A	3/30/2007
Pacific Financial Explorer Fund	The Pacific Financial Group, Inc.	N/A	3/30/2007
Pacific Financial Faith & Values Based Conservative Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Faith & Values Based Diversified Growth Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Faith & Values Based Moderate Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Flexible Growth & Income Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial Foundational Asset Allocation Fund	The Pacific Financial Group, Inc.	N/A	2/6/2013
Pacific Financial International Fund	The Pacific Financial Group, Inc.	N/A	3/30/2007
Pacific Financial Strategic Conservative Fund	The Pacific Financial Group, Inc.	N/A	3/30/2007
Pacific Financial Tactical Fund	The Pacific Financial Group, Inc.	N/A	3/30/2007
Patriot Fund	Ascendant Advisors, LLC	N/A	11/18/2011
Power Dividend Index Fund	W.E Donoghue & Co., Inc.	N/A	6/19/2013
Power Income Fund	W.E Donoghue & Co., Inc.	N/A	5/20/2010
Princeton Futures Strategy Fund	Princeton Fund Advisors, LLC	6800 Capital, L.L.C. and Congress Asset Management, LLP	3/25/2010
15

Probabilities Fund	Probabilities Fund Management, LLC and Princeton Fund Advisors, LLC	N/A	9/24/2013
PSI Calendar Effects Fund	Portfolio Strategies, Inc.	N/A	6/19/2013
PSI Market Neutral Fund	Portfolio Strategies, Inc.	N/A	5/20/2010
PSI Strategic Growth Fund	Portfolio Strategies, Inc.	N/A	5/20/2010
PSI Tactical Growth Fund	Portfolio Strategies, Inc.	N/A	5/20/2010
PSI Total Return Fund	Portfolio Strategies, Inc.	N/A	5/20/2010
Sandalwood Opportunity Fund	Princeton Fund Advisors, LLC	Sandalwood Securities, Inc.; Deer Park Road Corporation; Whippoorwill Associates, Inc.; Acuity Capital Management, LLC; MidOcean Credit Fund Management, L.P.; V2 Capital, LLC	6/20/12
Sierra Core Retirement Fund	Wright Fund Management, LLC	N/A	11/15/2007
Sierra Strategic Income Fund	Wright Fund Management, LLC	N/A	9/22/2011
The FX Strategy Fund	Traub Capital Management, LLC	N/A	9/22/2010
The Giralda Fund	Giralda Advisors, LLC	N/A	2/23/2011
Toews Defensive Stock Fund	Toews Corporation	N/A	6/30/2015
Toews Hedged Commodities Fund	Toews Corporation	N/A	6/22/2011
Toews Hedged Emerging Markets Fund	Toews Corporation	N/A	9/25/2008
Toews Hedged Growth Allocation Fund	Toews Corporation	N/A	5/20/2010
Toews Hedged High Yield Bond Fund	Toews Corporation	N/A	12/14/2009
Toews Hedged International Developed Markets Fund	Toews Corporation	N/A	12/14/2009
Toews Hedged Large-Cap Fund	Toews Corporation	N/A	12/14/2009
Toews Hedged Small & Mid Cap Fund	Toews Corporation	N/A	12/14/2009
Toews Unconstrained Income Fund	Toews Corporation	N/A	3/27/2013
TransWestern Institutional Short Duration Government Bond Fund	TransWestern Advisors, LLC	Loomis, Sayles & Company, L.P.	11/3/2010
Zeo Strategic Income Fund	Zeo Capital Advisors, LLC	N/A	3/23/2011
16

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Consulting Agreement.

ADVISER NAME & ADDRESS:

By: ____________________________

Name:

Title:

17

APPENDIX C

N. LYNN BOWLEY, CPA, CMA

QUALIFICATIONS AND RELEVANT EXPERIENCE

Over twenty years of financial management experience. Eleven years financial institute board of directors experience, including six years as vice chairman.

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC 2007 - Present

Senior Compliance Officer

Fund oversight and compliance procedures including fund provider site visits.

➢	Assist fund companies in fulfilling rule 38a-1 requirements
➢	Assist fund companies with regulatory examinations.
➢	Review and prepare compliance manuals for single and multiple fund families
➢	Attend Board meetings and present materials and provide compliance advise to the Board

MUTUAL OF OMAHA COMPANIES 1984 - 2006

Vice President, Investment Support Services 2002 -2006

Responsible for managing all back-office operations of the investment management strategic business unit, managing approximately $14 billion of invested assets and net investment income of $825 million.

➢	Management and oversight of all accounting and reporting, regulatory compliance and computer systems.
➢	Performed process reviews identifying and implementing process and automation improvements.
➢	Pilot area management for installation of Sarbanes-Oxley effort within the company, involving detail process review, flowcharting, identifying and testing process internal controls.
➢	Chaired Committee establishing a new fair value methodology for below investment grade bond portfolio.

First Vice President, Product Accounting and Reporting 1998 - 2002

Responsible for SEC registered variable insurance products daily unit value pricing, accounting and financial reporting ($1 billion managed assets) and new individual products and administrative systems changes accounting coordination.

➢	Automated the information transfer for the variable products valuation and trading processes.
➢	Established variable products valuation and trading contingency plan to ensure daily operation for emergency/ disaster situations.
➢	Designed variable products audit report that external auditors use for other clients and improved audit coordination to eliminate rush printing expenses incurred for the annual prospectus.

TOUCHE ROSS & CO. (Now doing business as DELOITTE & TOUCHE) 1981 - 1984

Senior Auditor

In-charge field auditor for audits and reviews of financial statements for various clients in a variety of industries.

➢	Reviewed and evaluated internal controls and accounting systems.
➢	Prepared and reviewed various SEC reports and filings.
➢	Provided consulting services to small and medium businesses.

EDUCATION

UNIVERSITY OF NEBRASKA AT KEARNEY

Degree: Bachelor of Science

Majors: Business Administration, Accounting and Economics

Accomplishments: Cum Laude, Dean’s List, Board of Trustees’ Scholarship

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CERTIFICATIONS AND LICENSES

➢  Certified Public Accountant (“Big Four” Experience)

➢  Certified Management Accountant

➢  NASD Series 6 and 63 Licenses (1998 – 2006)

PROFESSIONAL MEMBERSHIPS

National Society of Compliance Professionals            Institute of Management Accountants

US Bancorp CCO Network                                    Nebraska Society of CPAs

American Institute of CPAs